Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” and to the use of our report dated June 22, 2018, with respect to the financial statements of the Morningstar U.S. Equity Fund (a series of Morningstar Funds Trust) in the Statement of Additional Information included in the Registration Statement (Form N-1A) of Morningstar Funds Trust to be filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-216479).

/s/ Ernst & Young LLP

Chicago, Illinois

June 28, 2018